CERTIFICATE OF TRUST
                                       OF
                          BEAR STEARNS CAPITAL TRUST IV


     THIS Certificate of Trust of Bear Stearns Capital Trust IV (the "Trust"), dated as of November 4, 1998 is being duly executed and filed by the undersigned, as trustees, to form a business trust under the Delaware Business Trust Act (12 Del.C. Section 3801, et seq.).

     1. Name. The name of the business trust formed hereby is Bear Stearns Capital Trust IV.

     2. Delaware Trustee. The name and business address of the trustee of the Trust with a principal place of business in the State of Delaware are Chase Manhattan Bank Delaware, 1201 Market Street, Wilmington, Delaware 19801.

     3. Effective Date. This Certificate of Trust shall be effective upon filing.

     IN WITNESS WHEREOF, the undersigned, being the trustees of the Trust, have executed this Certificate of Trust as of the date first-above written.

                                  CHASE MANHATTAN BANK DELAWARE,
                                           as Delaware Trustee


                                  By: /s/ Denis Kelly
                                      -------------------------------
                                      Name:  Denis Kelly
                                      Title: Trust Services Administration
                                             Officer


                                  THE CHASE MANHATTAN BANK,
                                          as Property Trustee


                                  By: /s/  William G. Keenan
                                      -------------------------------
                                      Name:  William G. Keenan
                                      Title:  Trust Officer